AGREEMENT



                                     BETWEEN



                          SHANGHAI CRC TELECOM CO., LTD

                                       AND

                               ASIA PAYMENTS INC.

THIS AGREEMENT ("AGREEMENT") IS MADE ON THE SEPTEMBER 22, 2004

BETWEEN:

(1)  SHANGHAI  CRC  TELECOM  CO., LTD of 7F, 88 Hua Yan Rd, Shanghai 200083, The
     People's  Republic  of  China  (hereafter  referred  to  as  "SCRC")

     SCRC is a subsidiary of China Sino-Railcom Corporation and a licensed Telecommunication and added value services provider in China.

(2) ASIA PAYMENTS, INC. a Delaware corporation with its principal office located at 704 N. King Street Suite 500, Wilmington, Delaware, U.S.A. (hereafter referred to as "APYM");

     ASIA PAYMENTS INC. is a company incorporated in the United States and is engaged in providing credit card processing system services and related applications. Asia Payments Inc. is a wholly owned Delaware subsidiary of ASIA PAYMENT SYSTEMS, INC. (NASD OTCBB: APYM);

NOW  IT  IS  HEREBY  AGREED  AS  FOLLOWS:-

1.   JOINT  CO-OPERATION  AGREEMENT


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     The  parties  agreed  to  form a partnership in pursuing the joint business opportunities in the China, which will include but not be limited to, creation and implementation of an international standard file format credit bureau system for the purpose of gathering, storing, and selling credit file data to clients both in China and abroad. The Joint Business Opportunity intends to provide professional merchant credit card and loyalty card processing and credit bureau services to merchants and financial institutions in China.

     The parties agreed that immediately after the signing of this Agreement APYM will authorize SCRC to jointly launch a Nine (9) month pilot project, to explore the most feasible, cost effective, and efficient business models for establishment and launching of card processing and credit bureau services for which APYM can become the sole service provider in China and which may also move towards a Co-operative Joint Venture (CJV) or other formal partnership set up.

     The  parties agree it is the common goal for the joint co-operation and the
     (CJV) to become the premier international payment system service provider in China. The parties intend to provide international standard, individual and business credit bureau files as well as payment processing services to government agencies, consumers, merchants, and financial institutions in China and abroad.

2.   PILOT  PROJECT


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     The parties agreed, upon execution of this agreement, to conduct a Nine (9)
     month pilot project based on the terms of the "Pilot Project Service Agreement" (See Appendix A):

     The  pilot  project  is  defined  as  follows:

               a) To create and implement an international standard individual and business credit reference service platform which can process up to 1.2 million files, starting with a minimum of 300,000 files for the storage, packaging and sales to the foreign credit agencies and/or financial institutions. (See APPENDIX B: Pilot Project - Credit Bureau)

               b) To establish "Payment processing" point of services at strategic locations to be determined by parties for payment processing and collection of relevant fees.
                    (See  APPENDIX  C:  Pilot  Project  -  Payment  Processing)

     APYM will provide up to USD 1,200,000 investment for the pilot project services.

     SCRC will provide all licenses and permits required and necessary for conducting business and services. In addition, SCRC will provide services to the pilot project which include, but not limited to facilities, offices, telecommunication network


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     and  equipment,  technical  and  staff  support,  marketing  and  promotion assistance and other support and services where needed for implementation of the pilot projects.

     APYM will provide business plans, operational management, project know-how, technical supervision, staff training, international standard technology and international business interface file setup and implementation.

     The parties agree an initial USD 300,000 shall be funded into the pilot project in phrases as SCRC performing services as per the terms set forth in "APPENDIX A". The parties will review the pilot project business and implementation at the end of the Sixth (6th) month to decide the way forward for joint business co-operation.

4.   CONFIDENTIALITY

     The parties acknowledge that they may obtain certain Confidential Information (whether in documented form or otherwise) from each other in pursuance of this Agreement, and which information is of a commercially sensitive and/or confidential nature. Therefore, the "NON-DISCLOSURE AGREEMENT" which the parties executed on August 12th, 2004 will remain in full enforce until further agreement to be reached.


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5.   INTELLECTUAL  PROPERTY

5.1 Neither party assigns any of its intellectual property rights to the other under this Agreement. Any intellectual property rights in any software or content developed or provided by either party remains the sole property of that party. Both parties agree that they shall not use the other party's trade marks, service marks, trade names and/or logos in any manner whatsoever without the prior written consent of the other party.

5.2 It is further agreed and declared by both parties that any intellectual property rights arising out of the use of the Confidential Information or any existing intellectual property of the Disclosing Party whether by the Disclosing Party or by the Recipient, the same shall be the absolute property of the Disclosing Party and the Recipient shall execute such required documentation and to do such act as reasonably required by the Disclosing Party to give effect to this proprietary right of the Disclosing Party.

6.   ASSIGNMENT.


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     Neither  party  shall  assign  this  Agreement  or any interest herein, nor delegate any obligation hereunder without the prior written consent of the other party.

7.   GOVERNING  LAW.

     This Agreement, together with its Appendix, shall be governed by the laws of the People's Republic of China. For the avoidance of doubt, this agreement will be governed throughout the entirety of this agreement by using Chinese as a basis for determination of the intent of both parties and the legality of the clauses herein. Use of another language within this agreement will serve only as a means to facilitate understanding by all parties.

8.   LIMITATION  OF  LIABILITY.

     In no event shall either party be liable for indirect, consequential, incidental, special or punitive damages, or for loss of use, lost profits or loss of goodwill, whether arising under theories of contract, tort (including negligence) or otherwise. Each party's total liability hereunder, shall not in the aggregate exceed any sums due or paid hereunder.


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9.   HEADINGS.

     The headings in this letter are intended principally for convenience and shall not, by themselves, determine the rights and obligations of the parties to this Mandate.

10.  NOTICES.

     All notices, requests, demands, and other communications required by, or made in connection with, this agreement or the transactions contemplated by this agreement, shall be in writing and shall be deemed to have been duly given on the date of delivery, if delivered in person, or three days after mailing if mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

     If  to  APYM:     c/o  Asia  Payment  Systems
                       Rm.  1011-1013,  B&H  Plaza
                       No.  27,  Industry  Ave. Shekou, Shenzhen
                       Guangdong  Province,  P.  R.  China   Post  Code:  518067
                       or  by  fax  to:
                       (86)  755  26857452

     If  to SCRC:      The address listed in this agreement or by fax to:
                       (86)  21-51027979.


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11.  SEVERABILITY.

     If any provision of this agreement is held to be unenforceable for any reason, such provision shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the maximum extent possible. In any event, all other provision of this agreement shall be deemed valid and enforceable to the full extent possible.

12.  WAIVER.

     The waiver of any term or condition contained in this Agreement by any party shall not be construed as a waiver of a subsequent breach or failure of the same term or condition or a waiver of any other term or condition contained in this Agreement.

13.  ENTIRE  AGREEMENT.

     This agreement contains all of the terms and conditions agreed upon by the parties Relating to the agreement and supersedes any and all prior and contemporaneous Agreement, negotiations, correspondence, understanding and communications of the parties, whether oral or written, respecting the subject matter hereof except for the NON-DISCLOSURE AGREEMENT signed by Asia Payments Inc. and Shanghai CRC Telecommunication Co., Ltd. on August 12th, 2004.


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
Signed  for  and  on  behalf  of               Signed  for  and  on  behalf  of
Shanghai  CRC  Telecom  Co.,  Ltd              Asia  Payments  Inc.



Signed:                                        Signed: /s/ Matt Mecke
Name:                                          Name: Matt  Mecke


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